SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 30, 2015

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Notes

On April 30, 2015, CalAmp Corp. (the “Company”) agreed to sell to J.P. Morgan Securities LLC and Jefferies LLC as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers agreed to purchase from the Company, $150,000,000 aggregate principal amount of the Company’s 1.625% Convertible Senior Notes due 2020 (the “Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representatives. Under the terms of the Purchase Agreement, the Company granted the Initial Purchasers an option, exercisable for up to 30 days, to purchase up to an additional $22,500,000 aggregate principal amount of the Notes.

The Notes were offered in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Notes nor the underlying shares of Common Stock issuable upon conversion of the Notes, if any, has been registered under the Securities Act, nor may they be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated May 6, 2015, with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The terms of the Notes are governed by the Indenture. The Notes bear interest at a rate of 1.625% per annum on the principal amount thereof, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2015, to holders of record at the close of business on the preceding May 1 and November 1, respectively. The Notes will mature on May 15, 2020, unless earlier repurchased or converted. The Company may not redeem the Notes prior to their stated maturity date.

The Notes are the senior unsecured obligations of the Company. The Notes will be senior in right of payment to any existing or future indebtedness which is subordinated by its terms. The Notes will rank equal in right of payment to any indebtedness that is not so subordinated. The Notes will be structurally subordinated to all indebtedness and liabilities of the Company’s subsidiaries and will be effectively junior to the secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding November 15, 2019, in multiples of $1,000 principal amount, under the following circumstances:

●	during any fiscal quarter commencing after the fiscal quarter ending August 31, 2015 (and only during such fiscal quarter), if the last reported sale price of Company common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days, ending on the last trading day of the immediately preceding fiscal quarter, is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

●	during the five business-day period immediately after any five consecutive trading-day period, in which the trading price per $1,000 principal amount of Notes for each trading day of that trading-day period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on that day; or
●	upon the occurrence of specified corporate events as described in the Indenture.

In addition, holders may convert their Notes at their option at any time beginning on or after November 15, 2019, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.

The initial conversion rate for the Notes will be 36.2398 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $27.59 per share of common stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company may choose to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase their Notes at a repurchase price of 100% of the principal amount of the Notes, plus any accrued and unpaid interest, if any, to but not including, the fundamental change repurchase date.

The events of default, as set forth in the Indenture, include default by the Company in the payment of principal of the Notes when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise, default by the Company in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to comply with certain of its agreements required under the Notes or the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture, failure by the Company to give a fundamental change notice or notice of certain corporate events as described in the Indenture, failure by the Company to comply with its obligations under the Indenture in respect of certain merger, consolidation and asset sale transactions, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture and such failure continues for three business days, default by the Company or any of its subsidiaries with respect to indebtedness for borrowed money in excess of $10,000,000, entry of judgments for the payment of $10,000,000 or more against the Company or any of its subsidiaries which are not paid, discharged or stayed within 60 days, and certain events of bankruptcy or insolvency involving the Company.

If an event of default, other than an event of default involving bankruptcy or insolvency involving the Company, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the Notes to receive additional interest on the Notes for up to 180 days.

Convertible Note Hedge Transactions

On April 30, 2015, in connection with the offering of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Note Hedges”) with respect to its common stock with counterparties that include affiliates of some of the Initial Purchasers and other financial institutions (the “Hedge Counterparties”).

The Note Hedges cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock that initially underlie the Notes. The Note Hedges are intended generally to reduce the potential dilution to the Company’s outstanding common stock and/or reduce the amount of any cash payments the Company is required to make in excess of the principal amount of any converted Notes upon any conversion of Notes in the event that the market price per share of the Company’s common stock is greater than the strike price of the Note Hedges, which is initially equal to approximately $27.59, the approximate initial conversion price for the Notes.

Warrant Transactions

On April 30, 2015, in connection with the offering of the Notes, the Company also entered into privately negotiated warrant transactions (the “Warrant Transactions”) with the Hedge Counterparties, whereby the Company sold to the Hedge Counterparties warrants to acquire, subject to customary anti-dilution adjustments, the same number of shares of common stock that underlie the Notes at a strike price of $39.42 per share, also subject to adjustment, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $19.71 on April 30, 2015. The Warrant Transactions could have a dilutive effect to the extent that the market price of the Company’s common stock exceeds the applicable strike price of the warrants on any expiration date of the Warrant Transactions. The warrants were sold in private placements to the Hedge Counterparties pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. None of the Warrant Transactions, or the underlying shares of Common Stock issuable upon exercise of the Warrant Transactions, has been registered under the Securities Act, nor may they be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Indenture and Notes in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 under the headings of Indenture and Notes and Warrant Transactions of this Current Report is incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

May 6, 2015	By: /s/ Richard Vitelle
Date	Richard Vitelle
Vice President-Finance
(Principal Financial Officer)